Exhibit 99.1

Planet Fitness, Inc. Announces Second Quarter 2016 Results

Second Quarter System-Wide Same Stores Sales Increased 7.6%

Total Revenue Increased 15.9% to $91.5 Million

Company Raises Full Year 2016 Outlook

Newington, NH, August 11, 2016 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its second quarter ended June 30, 2016.

Second Quarter Fiscal 2016 Highlights

•	Total revenue increased from the prior year period by 15.9% to $91.5 million.
•	System-wide same store sales increased 7.6%
•	Net income was $18.1 million, or $0.11 per diluted share, compared to net income of $11.6 million in the prior year period.
•	Adjusted net income(1) increased 27.5% to $16.8 million, or $0.17 per diluted share, compared to $13.2 million in the prior year period.
•	Adjusted EBITDA(1) increased 18.6% to $36.8 million from $31.0 million in the prior year period.
•	36 new Planet Fitness franchise stores were opened during the period, bringing system-wide total stores to 1,206 at June 30, 2016.

(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this release.

Christopher Rondeau, Chief Executive Officer, commented, “Following a strong start to the year our business accelerated during the second quarter highlighted by system-wide same store sales growth of 7.6%. We continue to successfully attract new members to our affordable, non-intimidating fitness offering, including a large percentage of first time gym users. Membership growth at our legacy stores as well as our newly opened locations are fueling strong gains in our high margin franchise segment. We believe this trend will continue as our group of well capitalized franchisees is on schedule to open a record number of new stores this year and we continue to leverage the power of our national advertising fund to drive brand awareness. We have never been more excited about the future growth prospects for Planet Fitness or as confident in the potential of our business model to drive significant long-term value for our shareholders.”

Operating Results for the Second Quarter Ended June 30, 2016

For the second quarter 2016, total revenue increased $12.5 million or 15.9% to $91.5 million from $79.0 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $7.6 million or 34.7% to $29.5 million from $21.9 million in the prior year period;
•	Corporate-owned stores segment revenue increased $1.4 million or 5.6% to $26.4 million from $25.0 million in the prior year period; and
•

Equipment segment revenue increased $3.5 million or 10.9% to $35.6 million from $32.1 million. This increase was driven by an increase in replacement equipment sales to existing franchisee-owned stores, partially offset by a decrease in equipment sales to new franchisee-owned stores related to fewer stores opened compared to the prior year period.

System-wide same store sales increased 7.6%. By segment, franchisee-owned same store sales increased 7.8% and corporate-owned same store sales increased 4.7%.

For the second quarter of fiscal 2016, net income was $18.1 million, or $0.11 per diluted share, compared to net income of $11.6 million in the prior year period. Adjusted net income increased 27.5% to $16.8 million, or $0.17 per diluted share, from $13.2 million, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.5% for the current year period and 39.4% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 18.6% to $36.8 million from $31.0 million in the prior year period.

Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”). Segment EBITDA:

•

Franchise segment EBITDA increased $7.0 million or 39.4% to $24.7 million driven by royalties from new franchised stores opened since June 30, 2015 as well as higher same store sales and overall margin expansion;

•	Corporate-owned stores segment EBITDA increased $0.2 million or 2.8% to $9.5 million driven primarily by higher revenue related to the increase in same store sales; and
•

Equipment segment EBITDA increased by $0.6 million or 8.5% to $7.9 million driven by an increase in replacement equipment sales to existing franchisee-owned stores partially offset by a decrease in equipment sales to new franchisee-owned stores.

Secondary Offering

In June 2016, the Company completed a secondary offering of 11,500,000 shares of its Class A common stock at a price of $16.50 per share. All of the shares sold in the offering were offered by existing holders of limited liability company units of Pla-Fit Holdings, LLC and certain holders of Class A common stock, together referred to as the “Selling Stockholders.” The Company did not receive any proceeds from the sale of shares of Class A common stock offered by the Selling Stockholders.

2016 Outlook

For the year ending December 31, 2016, the Company now expects:

•	Total revenue between $366 million and $372 million;
•	System-wide same store sales growth in the high-single digit range;
•	Between 210 and 220 new franchised stores; and
•	Adjusted net income of $62 million to $65 million, or $0.63 to $0.66 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC and its subsidiaries (“Pla-Fit Holdings”). As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company. The financial results in periods prior to the IPO and recapitalization transactions are of Pla-Fit Holdings, as the predecessor to Planet Fitness, Inc. for accounting and reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of Planet Fitness, Inc. or Pla-Fit Holdings would have been had the IPO and related recapitalization transactions occurred prior to such periods.

The financial information presented in this release includes non-GAAP financial measures such as EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted to their nearest GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from GAAP net income and net income per share in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for GAAP-Reported net income per share on a forward-looking basis or a reconciliation for forward-looking Adjusted net income per share to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the ultimate amount or nature of all items that will be included as adjustments for the remainder of 2016. These items are uncertain, depend on many factors and could have a material impact on our GAAP reported results for the guidance period.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on August 11, 2016 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of June 30, 2016, Planet Fitness had more than 8.6 million members and 1,206 stores in 47 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®.  More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-957-4650

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This news release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance (“forward-looking statements”), especially those under the heading “2016 Outlook.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2015, and the Company’s other filings with the Securities and Exchange Commission. Neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Revenue:
Franchise	$25,506	$18,691	$46,997	$35,658
Commission income	3,973	3,188	10,159	7,978
Corporate-owned stores	26,383	24,975	52,080	48,521
Equipment	35,610	32,099	65,579	63,718
Total revenue	91,472	78,953	174,815	155,875
Operating costs and expenses:
Cost of revenue	27,801	25,300	51,440	51,246
Store operations	15,760	14,708	30,492	29,049
Selling, general and administrative	12,381	12,354	24,226	26,492
Depreciation and amortization	7,678	7,983	15,382	16,184
Other loss (gain)	21	(61)	(165)	(67)
Total operating costs and expenses	63,641	60,284	121,375	122,904
Income from operations	27,831	18,669	53,440	32,971
Other expense, net:
Interest expense, net	(6,161)	(6,560)	(12,528)	(11,316)
Other income (expense)	(160)	(76)	234	(812)
Total other expense, net	(6,321)	(6,636)	(12,294)	(12,128)
Income before income taxes	21,510	12,033	41,146	20,843
Provision for income taxes	3,419	419	6,709	691
Net income	18,091	11,614	34,437	20,152
Less net income attributable to non-controlling interests	13,959	113	26,936	226
Net income attributable to Planet Fitness, Inc.	$4,132	$11,501	$7,501	$19,926

Net income per share of Class A common stock(1):
Basic	$0.11		$0.20
Diluted	$0.11		$0.20
Weighted-average shares of Class A common stock outstanding(1):
Basic	36,771		36,685
Diluted	36,773		36,686

(1)	Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period following the recapitalization transactions and IPO.

Planet Fitness, Inc. and subsidiaries

Condensed consolidated balance sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$55,664	$31,430
Accounts receivable, net of allowance for bad debts of $643 and $629 at June 30, 2016 and December 31, 2015, respectively	11,575	19,079
Due from related parties	973	4,940
Inventory	893	4,557
Restricted assets – national advertising fund	1,656	1,962
Other current assets	17,626	10,977
Total current assets	88,387	72,945
Property and equipment, net of accumulated depreciation of $26,285 as of June 30, 2016 and $23,525 as of December 31, 2015	54,931	56,139
Intangible assets, net	263,739	273,619
Goodwill	176,981	176,981
Deferred income taxes	194,240	117,358
Other assets, net	1,133	2,135
Total assets	$779,411	$699,177
Liabilities and stockholders' equity (deficit)
Current liabilities:
Current maturities of long-term debt	$5,100	$5,100
Accounts payable	11,992	23,950
Accrued expenses	9,100	13,667
Due to related parties	3,966	—
Equipment deposits	4,519	5,587
Deferred revenue, current	20,619	14,717
Payable to related parties pursuant to tax benefit arrangements, current	7,389	3,019
Other current liabilities	313	212
Total current liabilities	62,998	66,252
Long-term debt, net of current maturities	477,969	479,779
Deferred rent, net of current portion	4,799	4,554
Deferred revenue, net of current portion	8,456	12,016
Deferred tax liabilities	1,167	—
Payable to related parties pursuant to tax benefit arrangements, net of current portion	204,947	137,172
Other liabilities	484	484
Total noncurrent liabilities	697,822	634,005
Commitments and contingencies (note 11)
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 shares authorized, 44,489 shares issued and outstanding as of June 30, 2016 and 36,598 shares issued and outstanding as of December 31, 2015	4	4
Class B common stock, $.0001 par value - 100,000 shares authorized, 54,080 shares issued and outstanding as of June 30, 2016, and 62,112 shares issued and outstanding as of December 31, 2015	6	6
Accumulated other comprehensive loss	(1,067)	(1,710)
Additional paid in capital	7,981	352
Accumulated deficit	(7,673)	(14,032)
Total stockholders' deficit attributable to Planet Fitness Inc.	(749)	(15,380)
Non-controlling interests	19,340	14,300
Total stockholders' equity (deficit)	18,591	(1,080)
Total liabilities and stockholders' equity (deficit)	$779,411	$699,177

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(Unaudited)

(Amounts in thousands)

	For the six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$34,437	$20,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,382	16,184
Amortization of deferred financing costs	741	686
Amortization of favorable leases and asset retirement obligations	198	235
Amortization of interest rate caps	221	—
Deferred tax expense	6,703	21
Provision for bad debts	13	546
Gain on disposal of property and equipment	(165)	(67)
Equity-based compensation	960	—
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	7,785	7,352
Due to and due from related parties	7,531	1,958
Inventory	3,664	2,245
Other assets and other current assets	(3,074)	(587)
Accounts payable and accrued expenses	(13,931)	(13,164)
Other liabilities and other current liabilities	4	42
Income taxes	(5,822)	431
Payable to related parties pursuant to tax benefit arrangements	(6,007)	—
Equipment deposits	(1,068)	(3,870)
Deferred revenue	2,232	3,230
Deferred rent	282	1,242
Net cash provided by operating activities	50,086	36,636
Cash flows from investing activities:
Additions to property and equipment	(4,487)	(8,538)
Proceeds from sale of property and equipment	142	67
Net cash used in investing activities	(4,345)	(8,471)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	120,000
Principal payments on capital lease obligations	(25)	(258)
Repayment of long-term debt	(2,550)	(2,250)
Payment of deferred financing and other debt-related costs	—	(1,698)
Repurchase and retirement of Class B common stock	(1,583)	—
Distributions to Continuing LLC Members	(17,472)	(155,088)
Net cash used in financing activities	(21,630)	(39,294)
Effects of exchange rate changes on cash and cash equivalents	123	(14)
Net increase (decrease) in cash and cash equivalents	24,234	(11,143)
Cash and cash equivalents, beginning of period	31,430	43,291
Cash and cash equivalents, end of period	$55,664	$32,148

Supplemental cash flow information:
Net cash paid for income taxes	$5,971	$288
Cash paid for interest	$11,479	$10,826
Non-cash investing activities:
Non-cash additions to property and equipment	$226	$—

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA, Segment EBITDA and Adjusted EBITDA

We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, management fees, certain IT system upgrade costs, acquisition transaction fees, public offering-related costs, IPO-related compensation expense, pre-opening costs and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, is set forth below.

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
(in thousands)
Net income	$18,091	$11,614	$34,437	$20,152
Interest expense, net	6,161	6,560	12,528	11,316
Provision for income taxes	3,419	419	6,709	691
Depreciation and amortization	7,678	7,983	15,382	16,184
EBITDA	35,349	26,576	69,056	48,343
Purchase accounting adjustments-revenue(1)	8	79	8	270
Purchase accounting adjustments-rent(2)	280	209	462	444
Management fees (3)	-	269	-	553
IT system upgrade costs (4)	-	384	-	4,017
Public offering-related costs (5)	1,027	3,316	1,027	5,073
Severance costs(6)	43	-	423	-
Pre-opening costs (7)	-	189	-	793
Other(8)	72	-	72	-
Adjusted EBITDA	$36,779	$31,022	$71,048	$59,493

(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by investment funds affiliated with TSG Consumer Partners, LLC, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805–Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $183, $90, $268 and $206 in the three and six months ended June 30, 2016 and 2015, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $97, $119, $194 and $238 for the three and six months ended June 30, 2016 and 2015, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(4)	Represents costs associated with certain IT system upgrades, primarily related to our POS system.
(5)	Represents legal, accounting and other costs incurred in connection with public offerings of the Company’s Class A common stock.
(6)	Represents severance expense recorded in connection with an equity award modification.
(7)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2016, the expense related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
(in thousands)
Segment EBITDA
Franchise	$24,682	$17,704	$48,494	$31,282
Corporate-owned stores	9,547	9,288	19,709	17,086
Equipment	7,859	7,242	14,177	14,005
Corporate and other	(6,739)	(7,658)	(13,324)	(14,030)
Total Segment EBITDA(1)	$35,349	$26,576	$69,056	$48,343

(1)	Total Segment EBITDA is equal to EBITDA.

Adjusted Net Income and Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our IPO, the New LLC Agreement designated Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the New LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the New LLC Agreement as if they had occurred on January 1, 2015. In addition, Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2016	2015	2016	2015
Net income	$18,091	$11,614	$34,437	$20,152
Provision for income taxes, as reported	3,419	419	6,709	691
Purchase accounting adjustments-revenue(1)	8	79	8	270
Purchase accounting adjustments-rent(2)	280	209	462	444
Management fees(3)	-	269	-	553
IT system upgrade costs(4)	-	384	-	4,017
Public offering-related costs(5)	1,027	3,316	1,027	5,073
Severance costs(6)	43	-	423	-
Pre-openings costs(7)	-	189	-	793
Other(8)	72	-	72	-
Purchase accounting amortization(9)	4,843	5,270	9,686	10,540
Adjusted income before income taxes	$27,783	$21,749	$52,824	$42,533
Adjusted income taxes(10)	10,974	8,569	20,865	16,758
Adjusted net income	$16,809	$13,180	$31,959	$25,775

Adjusted net income per share, diluted	$0.17		$0.32

Adjusted weighted-average shares outstanding, diluted(11)	98,569		98,638

(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by investment funds affiliated with TSG Consumer Partners, LLC, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805–Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $183, $90, $268 and $206 in the three and six months ended June 30, 2016 and 2015, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $97, $119, $194 and $238 for the three and six months ended June 30, 2016 and 2015, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(4)	Represents costs associated with certain IT system upgrades, primarily related to our POS system.
(5)	Represents legal, accounting and other costs incurred in connection with public offerings of the Company’s Class A common stock.
(6)	Represents severance expense recorded in connection with an equity award modification.
(7)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2016, the expense related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(9)

Includes $4,219, $4,484, $8,438 and $8,968 of amortization of intangible assets, other than favorable leases, for the three and six months ended June 30, 2016 and 2015, respectively, recorded in connection with the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by investment funds affiliated with TSG Consumer Partners, LLC and $624, $786, $1,248 and $1,572 of amortization of intangible assets for the three and six months ended June 30, 2016 and 2015, respectively, created in connection with the acquisition of eight franchisee-owned stores on March 31, 2014. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.

(10)

Represents corporate income taxes at an assumed effective tax rate of 39.5% for the three and six months ended June 30, 2016, and 39.4% for the three and six months ended June 30, 2015, applied to adjusted income before income taxes.

(11)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and six months ended June 30, 2016:

	Three months ended June 30, 2016			Six months ended June 30, 2016
(in thousands)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness Inc.(1)	$4,132	36,773	$0.11	$7,501	36,686	$0.20
Assumed exchange of shares(2)	13,959	61,796		26,936	61,952
Net Income	18,091			34,437
Adjustments to arrive at adjusted income before income taxes(3)	9,692			18,387
Adjusted income before income taxes	27,783			52,824
Adjusted income taxes(4)	10,974			20,865
Adjusted Net Income	$16,809	98,569	$0.17	$31,959	98,638	$0.32
(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% applied to adjusted income before income taxes.